Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axaltacs.com

Immediate Release

Axalta Releases Second Quarter 2018 Results

Second Quarter 2018 Highlights:

•	Net sales of $1,206.5 million increased 10.8% year-over-year including acquisition contribution of 5.6%

•	Net income attributable to Axalta of $74.9 million versus a net loss of $20.8 million in Q2 2017; Adjusted net income attributable to Axalta of $87.1 million versus $75.4 million in Q2 2017

•	Adjusted EBITDA of $247.6 million versus $227.2 million in Q2 2017

•	Ramped up share repurchases in Q2; $100.5 million repurchased at a weighted average price of $30.73

•	General business conditions consistent with first quarter; consolidated price recapture sequentially improved, led by Performance Coatings segment
PHILADELPHIA, PA, July 25, 2018 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the second quarter ended June 30, 2018.
Second Quarter 2018 Consolidated Financial Results
Second quarter net sales of $1,206.5 million increased 10.8% year-over-year, driven by volume growth of 6.5% primarily from acquisition contribution, 1.9% higher average selling prices and a 2.4% foreign currency benefit. Second quarter net sales growth was positive in all regions and average prices increased in all regions except Asia Pacific, which was largely impacted by lower average price in Light Vehicle in China.
Net income attributable to Axalta was $74.9 million for the second quarter compared with a net loss attributable to Axalta of $20.8 million in Q2 2017. The increase was primarily driven by the absence of the Venezuela deconsolidation and lower refinancing charges in 2018 versus 2017. Second quarter adjusted net income attributable to Axalta of $87.1 million increased 15.5% versus $75.4 million in Q2 2017.
Adjusted EBITDA of $247.6 million for the second quarter increased 9.0% versus $227.2 million in Q2 2017. This result was driven by contribution from positive price and product mix, acquisitions, modest benefit from foreign currency translation, and slightly lower net operating costs. These factors were partially offset by higher raw material costs against a challenging prior year comparison that was still fairly inflation neutral.
“Second quarter results demonstrated performance meeting Axalta's expectations, which came despite several one-time impacts including Light Vehicle production interruptions caused by non-paint supplier issues, a general strike in Brazil and costs associated with Axalta's footprint realignment in Europe," said Charles W. Shaver, Axalta’s Chairman and Chief Executive Officer. "Importantly, results also provided evidence of continued price recapture in key areas of the business. The second quarter benefited from fundamental global demand stability underlying our end-markets. Still, moderating GDP forecasts and modest reductions in Light Vehicle build expectations in several regions could be more significant factors in the second half of 2018. Also, the ongoing impact of cost inflation persisted in the second quarter, and we are working actively to adjust for this with structural cost reduction, as well as working with our customers to enable price pass through, which is required to support ongoing customer service and innovation.”
Performance Coatings Results
Performance Coatings second quarter net sales were $784.5 million, an increase of 18.3% year-over-year driven by 6.2% organic sales growth, acquisition contribution of 9.2% and a 2.9% foreign currency benefit. Refinish end-market net sales increased 6.1% to $447.1 million in Q2 2018 (increased 3.4% excluding foreign currency) with significantly positive pricing offset by slightly lower volume, while Industrial end-market net sales increased 39.6% to $337.4 million (increased 36.3% excluding foreign currency) including acquisition contribution, positive pricing and double digit organic volume growth.

The Performance Coatings segment generated Adjusted EBITDA of $176.5 million in the second quarter, a year-over-year increase of 20.2%. Positive price and product mix, contribution from acquisitions, and modest foreign currency benefits were offset partly by higher raw material costs and slightly higher expenses to support sales growth in Refinish. Second quarter segment Adjusted EBITDA margin of 22.5% was slightly higher than 22.1% in the prior year.
Transportation Coatings Results
Transportation Coatings net sales were $422.0 million in Q2 2018, a decrease of 0.8% year-over-year including a 1.6% foreign currency benefit and flat volume, offset by 2.6% lower price and product mix.
Light Vehicle net sales decreased 1.5% to $329.4 million year-over-year (decreased 3.1% excluding foreign currency), driven by lower average prices due to concessions made with select customers largely in 2017 and adverse product mix changes on flat volume. Commercial Vehicle net sales increased 1.4% to $92.6 million versus last year (increased 0.2% excluding foreign currency), driven by continued strong overall volumes in all regions except Europe and largely flat average price and product mix.
Transportation Coatings generated Adjusted EBITDA of $71.1 million in Q2 2018, a decrease of 11.6% versus Q2 2017, driven by impacts of higher raw material cost as well as lower average price and product mix, offset partly by lower operating costs. Segment Adjusted EBITDA margin of 16.8% in Q2 2018 compared with 18.9% in Q2 2017.
Balance Sheet and Cash Flow Highlights
We ended the quarter with cash and cash equivalents of $551.1 million. Our debt, net of cash, was $3.3 billion as of June 30, 2018, compared to $3.4 billion at March 31, 2018. Axalta repurchased 3.3 million shares of its common stock in the second quarter of 2018 for total consideration of $100.5 million.
Second quarter operating cash flow totaled $142.0 million versus $98.8 million in the corresponding quarter of 2017, reflecting stronger operating results. Free cash flow, calculated as operating cash flow less capital expenditures, totaled $106.9 million after capital expenditures of $35.1 million compared to $73.7 million after capital expenditures of $25.1 million in the second quarter of 2017.
“Axalta's second quarter results were strong, witnessed in double digit growth in net sales and high single digit growth in Adjusted EBITDA year-over-year,” said Robert W. Bryant, Axalta’s Executive Vice President and Chief Financial Officer. “That said, we remain highly focused on a combination of passing through price increases as needed to offset substantial cost inflation across our businesses, while also executing ongoing productivity savings in order to enhance near-term corporate margin stability. Our initiatives thus far in 2018 are bearing fruit, but we are doubling down on certain cost measures needed to offset increasing cost inflation pressures including raw materials, transportation, logistics and packaging. Our updated guidance reflects somewhat reduced tailwinds from foreign exchange. Additionally, we note the potential impact within our existing guidance range from possibly higher overall cost inflation and modestly lower Light Vehicle build rates, as well as uncertain price recapture assumptions in Transportation Coatings. We have also incorporated the effect of greater share repurchases undertaken versus prior periods.”
2018 Guidance Update
We are updating our previous outlook for the full year 2018 as follows:

•	Net sales growth of 8-9% as-reported; 6-7% ex-FX, including acquisition contribution of 3%

•	Adjusted EBITDA range of $950-980 million

•	Interest expense of ~$165 million

•	Income tax rate, as adjusted, of 19-21%

•	Free cash flow range of $420-460 million

•	Capital expenditures of ~$160 million

•	Depreciation and amortization of ~$370 million

•	Diluted shares outstanding of ~244 million

Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its second quarter 2018 financial results on Thursday, July 26th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at http://axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through August 2, 2018. The U.S. replay dial-in phone number is (844) 512-2921 and the international replay dial-in number is +1 (412) 317-6671. The replay passcode is 1368 1568.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including our 2018 full year outlook, which includes net sales growth, currency effects, acquisition contribution, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA consists of EBITDA adjusted for (i) non-cash items included within net income, (ii) items Axalta does not believe are indicative of ongoing operating performance or (iii) nonrecurring or infrequent items that Axalta believes are not reasonably likely to recur within the next two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBITDA, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.

Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 14,000 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$1,206.5	$1,088.5	$2,372.3	$2,096.3
Other revenue	5.7	6.1	11.9	12.0
Total revenue	1,212.2	1,094.6	2,384.2	2,108.3
Cost of goods sold	793.8	690.0	1,569.8	1,331.4
Selling, general and administrative expenses	224.6	246.0	452.4	470.6
Venezuela deconsolidation charge	—	70.9	—	70.9
Research and development expenses	18.0	16.4	37.3	32.0
Amortization of acquired intangibles	29.3	23.8	58.2	45.5
Income from operations	146.5	47.5	266.5	157.9
Interest expense, net	39.3	35.6	78.7	71.4
Other expense, net	8.1	21.3	5.9	20.1
Income (loss) before income taxes	99.1	(9.4)	181.9	66.4
Provision for income taxes	22.0	9.5	33.8	19.4
Net income (loss)	77.1	(18.9)	148.1	47.0
Less: Net income attributable to noncontrolling interests	2.2	1.9	3.3	3.7
Net income (loss) attributable to controlling interests	$74.9	$(20.8)	$144.8	$43.3
Basic net income (loss) per share	$0.31	$(0.09)	$0.60	$0.18
Diluted net income (loss) per share	$0.31	$(0.09)	$0.59	$0.18
Basic weighted average shares outstanding	240.3	240.9	240.6	240.4
Diluted weighted average shares outstanding	244.6	240.9	245.2	246.5

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$551.1	$769.8
Restricted cash	2.7	3.1
Accounts and notes receivable, net	974.5	870.2
Inventories	599.9	608.6
Prepaid expenses and other	129.5	63.9
Total current assets	2,257.7	2,315.6
Property, plant and equipment, net	1,340.3	1,388.6
Goodwill	1,241.6	1,271.2
Identifiable intangibles, net	1,409.1	1,428.2
Other assets	447.5	428.6
Total assets	$6,696.2	$6,832.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$537.7	$554.9
Current portion of borrowings	39.9	37.7
Other accrued liabilities	416.3	489.6
Total current liabilities	993.9	1,082.2
Long-term borrowings	3,842.2	3,877.9
Accrued pensions	267.7	279.1
Deferred income taxes	155.9	152.9
Other liabilities	30.6	32.3
Total liabilities	5,290.3	5,424.4
Commitments and contingencies
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 246.0 and 243.9 shares issued at June 30, 2018 and December 31, 2017, respectively	244.5	242.4
Capital in excess of par	1,384.5	1,354.5
Retained earnings (Accumulated deficit)	136.3	(21.4)
Treasury shares, at cost 5.4 and 2.0 shares at June 30, 2018 and December 31, 2017	(162.2)	(58.4)
Accumulated other comprehensive loss	(299.6)	(241.0)
Total Axalta shareholders’ equity	1,303.5	1,276.1
Noncontrolling interests	102.4	131.7
Total shareholders’ equity	1,405.9	1,407.8
Total liabilities and shareholders’ equity	$6,696.2	$6,832.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Six Months Ended June 30,
	2018	2017
Operating activities:
Net income	$148.1	$47.0
Adjustment to reconcile net income to cash used for operating activities:
Depreciation and amortization	182.1	167.3
Amortization of deferred financing costs and original issue discount	3.9	4.2
Debt extinguishment and refinancing related costs	8.4	12.4
Deferred income taxes	4.0	(12.9)
Realized and unrealized foreign exchange (gains) losses, net	6.1	(2.4)
Stock-based compensation	18.1	21.3
Asset impairments	—	3.2
Loss on deconsolidation of Venezuela	—	70.9
Other non-cash, net	3.5	2.8
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(133.5)	(128.9)
Inventories	(31.8)	(5.1)
Prepaid expenses and other	(59.7)	(60.9)
Accounts payable	37.0	(6.3)
Other accrued liabilities	(60.6)	(13.4)
Other liabilities	(4.6)	(5.1)
Cash provided by operating activities	121.0	94.1
Investing activities:
Acquisitions	(78.2)	(533.3)
Investment in non-controlling interest	(26.9)	—
Purchase of property, plant and equipment	(74.6)	(57.4)
Reduction of cash due to Venezuela deconsolidation	—	(4.3)
Other investing activities	5.3	(0.3)
Cash used for investing activities	(174.4)	(595.3)
Financing activities:
Proceeds from long-term borrowings	468.9	456.4
Payments on short-term borrowings	(23.0)	(4.4)
Payments on long-term borrowings	(498.5)	(6.1)
Financing-related costs	(4.5)	(8.9)
Dividends paid to noncontrolling interests	(1.0)	(0.9)
Purchase of treasury stock	(103.8)	(8.3)
Proceeds from option exercises	10.5	12.9
Deferred acquisition-related consideration	(5.9)	(3.4)
Cash provided by (used for) financing activities	(157.3)	437.3
Decrease in cash	(210.7)	(63.9)
Effect of exchange rate changes on cash	(8.4)	10.8
Cash at beginning of period	772.9	538.1
Cash at end of period	$553.8	$485.0

Cash at end of period reconciliation:
Cash and cash equivalents	$551.1	$482.1
Restricted cash	2.7	2.9
Cash at end of period	$553.8	$485.0

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$77.1	$(18.9)	$148.1	$47.0
Interest expense, net	39.3	35.6	78.7	71.4
Provision for income taxes	22.0	9.5	33.8	19.4
Depreciation and amortization	90.2	84.9	182.1	167.3
EBITDA	228.6	111.1	442.7	305.1
Debt extinguishment and refinancing related costs (a)	8.4	12.4	8.4	12.4
Foreign exchange remeasurement losses (b)	1.7	6.0	1.7	4.8
Long-term employee benefit plan adjustments (c)	(0.5)	0.1	(1.0)	0.5
Termination benefits and other employee related costs (d)	(0.9)	—	(2.2)	0.8
Consulting and advisory fees (e)	—	—	—	(0.1)
Transition-related costs (f)	—	3.9	(0.2)	3.9
Offering and transactional costs (g)	0.1	6.6	0.3	5.6
Stock-based compensation (h)	9.7	10.9	18.1	21.3
Other adjustments (i)	0.5	2.6	0.8	2.8
Dividends in respect of noncontrolling interest (j)	—	(0.5)	(1.0)	(0.9)
Deconsolidation impacts and impairments (k)	—	74.1	—	74.1
Adjusted EBITDA	$247.6	$227.2	$467.6	$430.3

(a)
During both the three and six months ended June 30, 2018 and 2017 we refinanced our term loans, which resulted in losses of $8.4 million and $12.4 million, respectively. We do not consider these to be indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(c)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(d)
Represents expenses and associated changes to estimates primarily related to employee termination benefits and other employee-related costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(e)
Represents expenses and associated changes to estimates for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(f)
Represents integration costs and associated changes to estimates related to the 2017 acquisition of the Industrial Wood business that was a carve-out business from Valspar. These amounts are not considered indicative of our ongoing operating performance.

(g)	Represents acquisition-related expenses, including changes in the fair value of contingent consideration, which are not considered indicative of our ongoing operating performance.

(h)	Represents non-cash costs associated with stock-based compensation.

(i)
Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.

(j)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of the entities on Axalta's financial statements.

(k)
In conjunction with the deconsolidation of our Venezuelan subsidiary during the three and six months ended June 30, 2017, we recorded a loss on deconsolidation of $70.9 million. During the three and six months ended June 30, 2017 we recorded non-cash impairment charges related to a manufacturing facility previously announced for closure of $3.2 million. We do not consider these to be indicative of our ongoing operating performance.

The following table reconciles net income (loss) to adjusted net income for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$77.1	$(18.9)	$148.1	$47.0
Less: Net income attributable to noncontrolling interests	2.2	1.9	3.3	3.7
Net income (loss) attributable to controlling interests	74.9	(20.8)	144.8	43.3
Debt extinguishment and refinancing related costs (a)	8.4	12.4	8.4	12.4
Foreign exchange remeasurement losses (b)	1.7	6.0	1.7	4.8
Termination benefits and other employee related costs (c)	(0.9)	—	(2.2)	0.8
Consulting and advisory fees (d)	—	—	—	(0.1)
Transition-related costs (e)	—	3.9	(0.2)	3.9
Offering and transactional costs (f)	0.1	6.6	0.3	5.6
Deconsolidation impacts and impairments (g)	—	76.7	—	78.9
Other (h)	—	2.6	—	2.6
Total adjustments	9.3	108.2	8.0	108.9
Income tax (benefit) provision impacts (i)	(2.9)	12.0	0.3	13.7
Adjusted net income	$87.1	$75.4	$152.5	$138.5
Diluted adjusted net income per share	$0.36	$0.31	$0.62	$0.56
Diluted weighted average shares outstanding (1)	244.6	246.8	245.2	246.5
(1) For the three months ended June 30, 2017, represents what diluted shares would have been compared to the 240.9 million diluted shares, as reported, if the period had been in a net income position versus the reported loss.

(a)
During both the three and six months ended June 30, 2018 and 2017 we refinanced our term loans, which resulted in losses of $8.4 million and $12.4 million, respectively. We do not consider these to be indicative of our ongoing operating performance.

(b)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(c)
Represents expenses and associated changes to estimates primarily related to employee termination benefits and other employee-related costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(d)
Represents expenses and associated changes to estimates for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(e)
Represents integration costs and associated changes to estimates related to the 2017 acquisition of the Industrial Wood business that was a carve-out business from Valspar. We do not consider these items to be indicative of our ongoing operating performance.

(f)	Represents acquisition-related expenses, including changes in the fair value of contingent consideration, which are not considered indicative of our ongoing operating performance.

(g)
In conjunction with the deconsolidation of our Venezuelan subsidiary during the three and six months ended June 30, 2017, we recorded a loss on deconsolidation of $70.9 million. During the three and six months ended June 30, 2017, we recorded non-cash impairment charges related to a manufacturing facility previously announced for closure of $3.2 million and an abandoned research and development asset of $0.5 million. In connection with the manufacturing facilities announced for closure, we recorded accelerated depreciation of $2.1 million and $4.3 million for the three and six months ended June 30, 2017, respectively. We do not consider these to be indicative of our ongoing operating performance.

(h)	Represents costs for non-cash fair value inventory adjustments associated with our business combinations, which are not considered indicative of our ongoing operating performance.

(i)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were benefits of $0.1 million and $1.8 million for the three and six months ended June 30, 2018, respectively. There were no discrete items removed from our income tax expense for the three and six months ended June 30, 2017.